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                                                                    Exhibit 10.4

                                 LEASE AGREEMENT
                                 ---------------

         THIS AGREEMENT OF LEASE is made and executed at Wooster, Ohio, effective as of August 24, 1999, by and between JACK K. and HEIDI M. GANT, their successors and assigns (hereinafter referred to as the "Lessors"), and OHIO LEGACY CORP., an Ohio corporation (hereinafter referred to as the "Lessee").

         Subject to Section 1, Lessors lease to Lessee and Lessee leases from Lessors, the premises described in Section 2 upon the terms, covenants and conditions hereinafter set forth below:

         1. GRACE PERIOD. The enforceability of this Lease by either party (other than the provisions of this Section) shall be subject to the satisfaction of the following conditions subsequent:

                  1. The issuance of a national bank charter to Lessee's wholly owned subsidiary by the Office of the Comptroller of the Currency ("OCC") for a bank to be located in Wooster;

                  2. Completion of Lessee's initial public offering of common stock in an amount required by the OCC (collectively "Conditions Subsequent");

                  3. Obtaining all required or necessary building permits, variances or other governmental approvals relating to the use of the real estate.

         As consideration for Lessors not seeking to enforce the provisions of this Lease until the earlier of: (i) October 31, 1999, or (ii) the satisfaction of the Conditions Subsequent ("Grace Period"), Lessee shall pay Lessors Five Thousand Dollars ($5,000) upon execution of this Lease, which amount shall be non-refundable to Lessee and shall not apply against the Rent set forth in
Section 8. Rent shall not accrue during the Grace Period. In the event the Conditions Subsequent have not been satisfied on or before October 31, 1999, Lessee shall have the option to extend the Grace Period until January 31, 2000 ("Extended Grace Period") by delivering written notice to Lessors of such extension along with a non-refundable payment of Twenty-five Thousand Dollars ($25,000) ("Extension Payment") on or before October 31, 1999.

         In the event the Conditions Subsequent have not been satisfied on or before January 31, 2000, Lessee shall have the option to extend the Extended Grace Period until March 31, 2000 ("Extended Grace Period") by delivering written notice to Lessors of such extension, along with a non-refundable payment of Thirty Thousand Dollars ($30,000) ("Extension Payment") on or before January 31, 2000.

         In the event the Conditions Subsequent have not been satisfied on or before March 31, 2000, Lessee shall have the option to extend the Extended Grace Period until May 31, 2000 ("Extended

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Grace Period") by delivering written notice to Lessors of such extension, along with a non-refundable payment of Thirty Thousand Dollars ($30,000) ("Extension Payment") on or before March 31, 2000.

         In the event the Conditions Subsequent have not been satisfied on or before May 31, 2000, Lessee shall have the option to extend the Extended Grace Period until June 15, 2000 ("Extended Grace Period") by delivering written notice to Lessors of such extension, along with a non-refundable payment of Fifteen Thousand Dollars ($15,000) ("Extension Payment") on or before May 31, 2000. Lessee shall not have the right to extend the Extended Grace Period after June 15, 2000.

         The Extension Payment, if any, shall be a credit against monthly installments of the Rent on a dollar-for-dollar basis. Lessee hereby covenants and agrees that Lessee, and its officers, directors, and shareholders, shall utilize their best efforts to obtain the satisfaction of the Conditions Subsequent. In the event Lessee obtains its charter from the Office of Comptroller of the Currency, and commences to accept deposits and make loans, the Conditions Subsequent shall be deemed satisfied.

                    Upon the satisfaction of the Conditions Subsequent during the Grace Period or Extended Grace Period, if any; or, subject to the next subparagraph, the Lessee's failure to effectively extend the applicable Grace Period, this Lease shall automatically become valid, binding, and fully enforceable upon and by the parties.

         During the Grace Period and Extended Grace Period, if any, Lessee may terminate this Lease by written notice to Lessors, and neither party shall have further rights or responsibilities hereunder, under the following circumstances:

                  (i) Lessee, and all it officers, directors, and shareholders, abandon all efforts to establish a financial institution, and Lessee's directors and officers deliver a certificate to such effect to Lessors; or

                  (ii) The Conditions Subsequent have not been satisfied on or before June 15, 2000, and Lessee has effectively extended the Grace Period through June 15, 2000.

         In the event Lessee terminates the Lease pursuant to this subsection, Lessee shall have no claim on any payment made to Lessors hereunder, including but not limited to the Extension Payments.

         2. DESCRIPTION, CONSTRUCTION OF IMPROVEMENTS AND USE OF PREMISES. Lessors are parties to a contract to acquire certain real estate located at 305
W. Liberty Street, Wooster, Ohio, and more particularly described in Exhibit A, attached hereto and made a part hereof. Lessors further agree to build a building on the real property described on Exhibit A, which building shall

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be approximately ___________ square feet inside, together with all necessary and related appurtenances and improvements thereto, other than as set forth below, all which shall be built in accordance with requirements set forth in Section 3 below, and as otherwise set forth herein ("the Improvements"). The real property described on Exhibit A and the Improvements shall hereinafter be referred to as the "Premises." Upon completion of the Improvements, Lessee hereby agrees that it shall use the Premises for the sole purpose of operating a full service bank branch and Lessee's bank headquarters. Lessee shall not use the Premises for any other purpose without first obtaining a written consent from Lessors. Lessee shall be responsible for the construction and all related costs of those leasehold improvements described in Exhibit B attached.

         3. CONSTRUCTION OF IMPROVEMENTS.

         (a) Lessors shall retain a contractor acceptable to Lessee to act as the general contractor and shall construct or cause to be constructed upon the Premises the above-referenced Improvements in accordance with certain plans and specifications (the "Plans") to be prepared by Lessee's architect which shall be approved and initialed by Lessors and Lessee upon completion of the Plans. Upon completion of the Plans, Lessee's architect shall also prepare a detailed construction budget which estimates all the development costs associated with constructing the Improvements on the Premises (the "Construction Budget"), which shall be approved and initialed by Lessors and Lessee upon completion of the budget. The Construction Budget shall not exceed $550,000. Any amounts in excess of $550,000 necessary to complete construction of the Premises shall be paid by Lessee, provided that any change orders requested by Lessor shall be paid by Lessor. Construction of the Improvements shall be subject to the following conditions:

                  (i) The cost of constructing the Improvements shall be the sole expense of Lessors except as set forth above; and

                  (ii) The Improvements being constructed on the Premises shall be completed by Lessors and Lessors' contractors in a good and workmanlike manner, pursuant to the terms of a construction contract which has been reviewed and approved by Lessors and Lessee and which shall be duly and properly executed by Lessors and Lessors' contractors. As noted below, Lessors shall assign to Lessee any warranties obtained by Lessors from any third party contractors, covering all or part of the Premises, the maintenance and repair of which may be the obligation of Lessee hereunder.

         (b) Upon the satisfaction of the Conditions Subsequent, Lessors shall diligently attempt to obtain a building permit and shall cause construction of the Improvements (hereinafter being defined as the date that digging commences for footer locations) to be commenced as soon as possible after such building permit has been obtained, and Lessors shall proceed with reasonable diligence to complete the construction of said Improvements within an eight month construction period thereafter. Once construction has been commenced, Lessors shall diligently and conscientiously pursue the construction of the Improvements to completion. Lessee shall



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cooperate fully in the construction process to assure the timely completion of the Improvements. Further, Lessee agrees that Lessors shall not be held responsible for any delay in completion of the Improvements when such delay results from any act or omission of Lessee, or its employees or agents, strikes, lockouts, fires, riots, unusual delay in transportation, failure of supply of construction materials, labor, machinery or equipment, other than such failure which results from an act or omission on the part of Lessors, natural occurrences resulting in damage or delay or any other cause beyond the control of Lessors, including but not limited to Y2K issues.

         (c) Upon completion Lessors hereby agree that Lessors shall assign all of its rights and options under its separate construction contracts with third party contractors, to Lessee and that Lessee shall be a third party beneficiary under each such contract and shall be authorized to enforce the terms thereof and be entitled to exercise all rights of Lessors thereunder. In addition, Lessee shall have the right to inspect the Premises and the Improvements during construction, the right to receive notice, schedules and test results, the right to make a checklist upon substantial completion of the Improvements, the right to make a final inspection thereof, and the right to enforce any warranty rights or claims in connection with the Improvements. The above rights granted to Lessee are for the express purpose of permitting Lessee to monitor construction of the Improvements and thereafter, during the term of this Lease, to permit Lessee to enforce any representations and warranties and/or to cause the applicable contractor to make any repairs required under the construction contract.

         (d) Lessors and Lessee hereby agree that no changes shall be made to the Plans for construction of the Improvements without in each case Lessors and Lessee agreeing in writing upon such changes and any impact which the same shall have upon the cost of construction.

         (e) Lessee acknowledges and agrees that Lessors may alter the Plans by constructing the Building with a basement at Lessors' sole cost. Such cost shall not be part of the Construction Budget and shall not count against the $550,000 cap. Notwithstanding anything to the contrary, the basement shall not be considered part of the Premises and Lessors shall retain the right of exclusive access to such basement. The basement shall not be accessed through the Lessee's bank lobby or offices. In the event Lessors rent such basement or use it other than for storage, the parties will agree upon a division of maintenance costs. All utilities to the basement shall be separately metered. In the event Lessee utilizes the basement for other than a mechanical room, Lessee shall pay rent to Lessor in an amount the parties shall agree upon prior to Lessee's use of the basement.

         4. CONSTRUCTION FINANCING. Upon the satisfaction of the Conditions Subsequent, Lessee shall provide Lessors with non-recourse financing for the construction and permanent financing of the Improvements (the "Financing") in an amount up to the Construction Budget secured by a first mortgage on the Premises. Lessors and Lessee further agree that the amount of the Financing may change upon completion of the Construction Budget, provided that both Lessors and Lessee agree upon the amount of such adjustment in writing. The funds disbursed under the


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Financing shall accrue interest at a rate equal to the Prime Rate plus one-half
(1/2) percent per annum. The Financing loan documents shall provide that Lessors shall make equal monthly payments of accrued interest and principal in an amount necessary to fully amortize the loan over 180 months at the interest rate set forth above. During the Initial Rent Period as defined in Section 8, Lessee shall make interest only payments under the Financing Loan Documents. For purposes of this Lease, Prime Rate shall mean the interest rate per annum commonly known as the "New York Prime Rate," or any successor interest rate thereto which is calculated in the same or a substantially similar manner, and which is published from time to time in The Wall Street Journal determined at the time of the commencement of construction.

         5. TERM. The term of this Lease shall be fifteen years. The term will be measured as commencing upon the earlier of (i) Lessee's actual occupancy of the Premises, or (ii) the substantial completion of the Improvements. Unless extended as hereinafter provided, the Lease shall terminate on the fifteenth anniversary date of such commencement date. Notwithstanding, the commencement date of the term of this Lease, the parties shall be entitled to enforce the provisions of this Lease prior to such commencement date in accordance herewith.

         Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms and that Lessee will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, receivership, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessors or any assignee of Lessors. Lessee will remain obligated under this Lease regardless of any action with respect to this Lease which may be taken by any trustee or receiver of Lessors or of any assignee of Lessors in any proceeding or by any court in any proceeding.

         This Lease shall not terminate and Lessee's duties shall not be affected by the prohibition, limitation or restriction of Lessee's use of the Premises, or interference with such use by any private person or corporation. The rent and all other charges payable under this Lease shall continue to be payable and the obligations of Lessee shall continue unaffected, for so long as Lessors or a successor in title which takes subject to this Lease owns the Premises, unless the requirements to pay or perform are terminated pursuant to
Section 13.

         If not sooner terminated, this Lease shall terminate on the expiration of the original term or at the end of any subsequent extension or renewal thereof, and Lessee hereby waives notice to vacate or quit the Premises and agrees that Lessors shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a lessee holding over to the same extent as if such notice had been given. Lessee hereby agrees that if it fails to surrender the Premises at the end of the primary term hereof or any extension or renewal hereof, Lessee will be liable to Lessors for any and all damages which Lessors shall suffer by reason thereof, and Lessee will indemnify Lessors against all claims and demands made by any succeeding Lessee against Lessors founded upon delay by Lessors in delivering possession of the Premises to such succeeding Lessee.

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         For the period of six months prior to the expiration of the term hereof, including any extension or renewal hereof, Lessors shall have the right to display on the exterior of the Premises the customary sign "For Rent", provided that in any event such sign shall not exceed 2' by 1 1/2'; and during such period Lessors may show the Premises and all parts thereof to prospective tenants during normal business hours.

         Hereinafter, any reference in this Lease to the term of the Lease shall include not only the primary term but, where applicable or any period prior to surrender of the Premises as provided below.

         6. RENEWAL TERM. Provided that Lessee is not in default under the terms of this Lease, Lessee shall have the right to renew this Lease for two (2) additional five (5) year terms by providing Lessors with notice of Lessee's election to renew at least six (6) months prior to the expiration of the then current lease term. Upon such renewal, any reference to the term of this Lease shall be interpreted to include any renewal term pursuant to this Section.

         7. SECURITY DEPOSIT. No security deposit shall be required.

         8. RENT. For the period commencing upon the earlier of (i) termination of the Grace Period or applicable Extended Grace Period, or (ii) the satisfaction of the Conditions Subsequent and expiring upon the earlier of (i) the completion of the building to be located on the Premises ("Building") or
(ii) four (4) months following the commencement date set forth above ("Initial Rent Period"), the monthly rent shall be equal to the Prime Rate plus one-half (1/2) percent times the amount paid by Lessors to contractors under the Construction Budget. In the event Lessor obtains construction financing from a financial institution other than Lessee or its affiliate, the monthly rent during the Initial Rent Period shall be zero unless the parties otherwise agree. Following the Initial Rent Period, Lessee agrees to pay to Lessors as the minimum base rental for the initial term of this Lease the total sum equal to the product of 180 times the sum of Four Thousand Two Hundred Dollars ($4,200) and an amount equal to the monthly payment necessary to fully amortize over 180 months the Construction Budget bearing interest at the Prime Rate plus one-half percent (1/2%), plus any sales, use or rent tax or any other similar tax assessed against rent or charges specified in this Lease, which total sum ("Rent") shall be due and payable upon the execution of this Lease, provided, however, so long as this Lease is not in default Lessors agree to accept payments on a monthly basis each in the amount of one-one hundred eightieth (1/180) of the Rent. The parties acknowledge that the Rent shall not be affected by any partial or full prepayment of the Promissory Note. All monthly installments of the rent shall be paid in advance on the first day of each calendar month, in legal tender of the United States, without demand or set-off, at 246 West Liberty Street, Wooster, Ohio 44691, or such other place as Lessors may designate from time to time in writing. In the event the commencement date or the expiration date of this Lease is other than the first day or last day of a calendar month, respectively, then Lessee shall pay the rent hereunder for the fractional first or last month, as applicable, prorated on the basis of a thirty
(30) day month.


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         9. ADDITIONAL RENT. In addition to the Rent, all other payments to be made by Lessee hereunder shall be deemed, for the purpose of securing the collection thereof, additional rent hereunder, whether or not the same be designated as such, and shall be due and payable on demand or in such other manner and at such other times as may otherwise be provided by the terms of this Lease, together with applicable sales, use or rent tax or any other similar tax due thereon, and Lessors shall have the same rights and remedies upon Lessee's failure to pay the same as for the nonpayment of the Rent. Lessors, at their election, shall have the right, but not the obligation, to make any payments on behalf of Lessee or to perform any act which requires the expenditure of any sums of money as a result of the failure or neglect of Lessee to perform any of the provisions of this Lease and, in such event, Lessee agrees to reimburse and pay Lessors, upon demand, all of such sums, which sums shall be deemed, for the purpose of securing the collection thereof, additional Rent hereunder.

         10. RENT DURING ADJUSTMENT PERIOD. The Rent from the period commencing on the fifth anniversary date of the Lease through the tenth anniversary date ("First Adjustment Period") shall be determined as follows: the increase in the Rent, if any, for the First Adjustment Period shall be determined by first multiplying the then current annual Rent times a fraction, the numerator of which shall be the amount by which the Consumer Price Index for all Urban Consumers, United States, all Items (1982-1984=100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI Index") for the penultimate month immediately preceding the fifth anniversary date of this Lease exceeds the CPI Index for the penultimate month immediately preceding the first month of the Lease, and the denominator of which shall be the CPI Index for the penultimate month immediately preceding the first month of the Lease. Any such increase shall then be added to the Rent and shall become the Rent for the First Adjustment Period.

         The Rent from the period commencing on the tenth anniversary date of the Lease through the fifteenth anniversary date ("Second Adjustment Period") shall be determined as follows: the increase in the Rent, if any, for the Second Adjustment Period shall be determined by first multiplying the then current annual Rent times a fraction, the numerator of which shall be the amount by which the Consumer Price Index for all Urban Consumers, United States, all Items (1982-1984=100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI Index") for the penultimate month immediately preceding the tenth anniversary date of this Lease exceeds the CPI Index for the penultimate month immediately preceding the first month of the First Adjustment Period, and the denominator of which shall be the CPI Index for the penultimate month immediately preceding the first month of the First Adjustment Period. Any such increase shall then be added to the Rent and shall become the Rent for the remainder of the lease term.

         In the event Lessee exercises its first option to renew the term of this Lease for an additional five (5) years, the Rent during such first renewal term ("Third Adjustment Period") shall be determined as follows: the increase in the Rent, if any, for the first renewal term shall be determined by first multiplying the then current annual Rent times a fraction, the numerator of which shall be the amount by which the CPI Index for the penultimate month immediately


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preceding the fifteenth anniversary date of this Lease exceeds the CPI Index for the penultimate month immediately preceding the first month of the Second Adjustment Period, and the denominator of which shall be the CPI Index for the penultimate month immediately preceding the first month of the Second Adjustment Period. Any such increase shall be added to the Rent and shall become the Rent for the first renewal term.

         In the event Lessee exercises its second option to renew the term of this Lease for a second five-year renewal term, the Rent during such second renewal term shall be determined by first multiplying the then current annual Rent times a fraction, the numerator of which shall be the amount by which the CPI Index for the penultimate month immediately preceding the twentieth anniversary date of this Lease exceeds the CPI Index for the penultimate month immediately preceding the first month of the Third Adjustment Period, and the denominator of which shall be the CPI Index for the penultimate month immediately preceding the first month of the Third Adjustment Period. Any such increase shall be added to the Rent and shall become the Rent for the second renewal term.

         In the event that the CPI Index ceases to be published at any time during the terms of this Lease, or if a substantial change is made in the method of establishing the CPI Index, then the determination of the adjustment in the Rent shall be made with the use of such comparable statistics on the cost of living in the United States as shall be selected by Lessors. Notwithstanding any term to the contrary, in no event shall the Rent decrease.

         11. COVENANTS OF LESSEE. Lessee hereby covenants with Lessors that during the term of this Lease:

                  (A) PAYMENT OF RENT. As provided in Section 8 above, Lessee will promptly pay the Rent when due at the office of Lessors at 246 W. Liberty Street, Wooster, Ohio 44691, or at such other place as Lessors may designate to Lessee in writing.

                  (B) UTILITIES. Lessee shall pay during the lease term hereof all electrical, water, gas, sewer, telephone, and other public utility charges in connection with its occupancy and use of the Premises.

                  Other than all necessary wiring, conduits, and other fixtures which are necessary to provide basic telephone and other data transmission services to the building, and the conduit capacity for Lessee to expand such capabilities which are included in the Plans, Lessee shall be responsible for providing any telephones, and telephone or data transmission equipment necessary for supplying telephone or data processing services to the Premises. However, Lessors shall be responsible for bringing all of the utilities to the Premises and for installing the same to the Building thereon as required by the Plans.

                  (C) REAL ESTATE TAXES. Lessee shall pay, at least five business days prior, when due, all real estate taxes and assessments, general and special assessments, fees or late


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         charges, or any other tax imposed or levied against the Premises and the buildings and improvements thereon ("Taxes") relating to each calendar year during the term of this Lease. Lessor shall be responsible for Taxes due and payable during the first year of this Lease relating to the period prior to the term of the Lease. Five days prior to the applicable due date, Lessee shall provide proof of payment of the Taxes to Lessors. In addition, and when and if applicable, Lessee shall also pay the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Lessors or Lessee in an effort to reduce any such Taxes. For the calendar year in which the term of this Lease commences or terminates, the provisions of this Section shall apply but Lessee's liability for any such Taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such tax year falling within the term of this Lease and the number of days which the Premises are unimproved.

                  (D) PERSONAL PROPERTY TAXES. Lessee will promptly pay when due all personal property taxes levied against all personal property of Lessee (including but not limited to trade fixtures and equipment) in or on the Premises.

                  (E) MAINTENANCE AND REPAIR. Lessee, at its sole expense, shall keep and maintain all portions of the Premises, including fixtures and improvements thereon and personal property therein or thereon, in good order, repair, and operating condition. Lessee will not commit or suffer to be committed any waste upon or about the Premises, and shall promptly, at its own cost and expense, make all necessary repairs, whether ordinary or extraordinary, foreseen or unforeseen, to maintain the Premises, including all fixtures and leasehold improvements thereon, as the same were in at the commencement of the term of this Lease (ordinary wear and tear excepted). At its sole expense, Lessee shall maintain the exterior of the Premises (including all signs, parking lot, and abutting landscape and sidewalks) in good order and repair, keeping them clear of all rubbish, debris, dirt, ice, snow and other obstacles. In the event a single item of repair or maintenance to the Premises exceeds $5,000, Lessee shall not commence such work (unless an emergency or required to prevent additional damage to the Premises) without Lessors' prior consent, which consent shall not be unreasonably withheld.

                  (F) LESSEE'S USE AND OCCUPANCY. Lessee shall occupy the Premises upon commencement of this Lease and thereafter will continuously use the Premises for the permitted use set forth in
         Section 2 and for no other purpose whatsoever. Lessee will use and occupy the Premises in a careful, safe, and proper manner; will carefully control and guard all machines and equipment, and fires that may be operated therein; and will keep all HVAC, plumbing and sewer systems free from obstructions and will not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which utilities are supplied to the Premises.


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                  (G) COMPLIANCE WITH LAWS AND REGULATIONS. Lessee will not use or occupy the Premises for any unlawful purpose, and at its sole cost and expense, Lessee shall comply with and shall cause the Premises to comply with:

                           (i) all present and future federal, state, county,
                  municipal and other applicable governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof or the occupation or use thereof, including specifically but not limited to CERCLA (Comprehensive Environmental Response Compensation and Liability Act), RCRA (Resource Conservation and Recovery Act) and OSHA (Occupational Safety and Health Act), and those which require the making of any structural, unforeseen or extraordinary changes, whether or not such statutes, etc., which may be hereafter enacted, involve a change of policy on the part of the governmental body enacting the same; and

                           (ii) all rules, orders and regulations of the
                  National Board of Fire Underwriters (or other similar organizations exercising similar functions) in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

                  (H) LESSORS' ENTRY. Lessee will permit Lessors or their agents or other representatives to enter upon the Premises, at reasonable times, to examine the condition of the same.

                  (I) SURRENDER OF PREMISES. At the end of the term of this Lease, Lessee will surrender and deliver up the Premises in as good order and condition as the same now are, or may be put by said Lessors.

                  (J) RESTRICTION AGAINST MECHANIC'S LIENS. Lessee covenants and agrees that it shall not, during the term of this Lease, permit any lien to be attached to or upon the Premises or any part of the Premises by reason of any act or omission on the part of Lessee. Lessee agrees to save and hold the Lessors harmless from or against any lien or claim of lien. If any lien does attach, and is not released within thirty
         (30) days after notice to Lessee, or if Lessee has not indemnified Lessors against the lien within the thirty (30) day period, Lessors, in their sole discretion, may pay and discharge the lien and relieve the Premises. Lessee agrees to repay and reimburse Lessors upon demand, as additional Rent, for any amount paid by Lessors to discharge a lien with interest, at a rate equal to ten percent (10%) per annum.

                  Lessee shall be responsible for preparing and filing, subject to Lessors' review and approval, all notices of commencement and other documents required of property owners by Ohio's Mechanics Lien Law. Notwithstanding the above, Lessee may in good faith contest any mechanic's, laborers', materialmen's or other liens filed or established against the Premises. Lessee may permit the items so contested to remain undischarged and


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         unsatisfied during the period of the contest and any appeal therefrom, unless the nonpayment of any of the items would materially endanger the interest of the Lessors or the Premises or any portion would be subject to loss or forfeiture. If nonpayment would impair the Lessors' interest or subject the Premises to loss or forfeiture, Lessee shall promptly pay, satisfy and discharge all unpaid items or secure the payment by posting a bond, in a form satisfactory to Lessors; provided, however, that Lessee shall first notify the Lessors of their intention to contest the lien. Lessors will cooperate fully with the Lessee in any such contest. Lessee shall defend and hold harmless the Lessors from any loss, cost or expenses Lessors may incur related to any contest.

                  (K) FIXTURES, EQUIPMENT, ADDITIONS AND LEASEHOLD IMPROVEMENTS. Lessee will pay for all business fixtures installed in and leasehold improvements made to the Premises for Lessee's use and as required by Lessee. Lessee may make such leasehold improvements to the Premises as may be acceptable to Lessors upon a showing of Lessee's reasonable need for such leasehold improvements. All leasehold improvements including business fixtures installed in or upon the Premises at any time shall not be removed from the Premises at any time, unless such removal is consented to in advance and in writing by Lessors. At the expiration of this Lease (either upon the Termination Date or upon such earlier termination as provided in this Lease) all such business fixtures and leasehold improvements shall be deemed to be a part of the Premises, shall not be removed by Lessee when it vacates the Premises, and title thereto shall vest solely in Lessors without payment of any kind to Lessee.

                  Notwithstanding any of the foregoing to the contrary, Lessee shall be permitted to remove all equipment, fixtures, or leasehold improvements relating to Lessee's drive-thru banking facilities which were paid for by Lessee. In the event the removal causes damage to the Premises, Lessee shall restore the Premises to the same condition as existed prior to the removal.

                  (L) INSURANCE. At its sole cost and expense, Lessee will procure and maintain in force during the term of this Lease (including construction) policies of: (i) commercial (general liability) insurance, covering both Lessee and Lessors (as an additional named insured) against liability or damage to all persons or property while in or on the Premises, the entry ways thereto, and sidewalks and streets abutting thereon, with limits of not less than $1,000,000 in general aggregate; and (ii) fire and extended coverage casualty insurance on the Premises, including all additions and leasehold improvements thereto in an amount equal to the replacement value of the Premises. The amount of insurance shall be reviewed from time to time by the parties to assure such amounts remain reasonable in light of inflation and the general business environment. Any change shall be made promptly. Such policies of insurance shall be with companies and through brokers qualified to do business in Ohio. Each such policy shall contain an endorsement for the benefit of Lessors as an additional named insured, and each such policy shall contain an agreement or endorsement that such policy will not be canceled by the insurer without at least ten days prior notice to Lessors and Lessee.

                  (M) PERSONAL PROPERTY INSURANCE. Lessee shall obtain such coverage as it may desire upon all personal property located in or upon the Premises and owned or otherwise in the possession of Lessee (including specifically, but not by way of limitation, stock in trade, equipment, and fixtures).

                  (N) INDEMNITY BY LESSEE. Lessee shall indemnify, hold harmless and defend Lessors from and against any and all claims, actions, damages, liability and expense (including, but not limited to, fees of attorneys and other professional fees) in connection with:

                           (i) any failure of Lessee to perform its obligations
                  as provided in Section 11(g);

                           (ii) any loss of life, personal injury and/or damage
                  to property arising from or out of the occupancy or use by Lessee (or any other party using the Premises under Lessee) of the Premises or any part thereof, occasioned wholly or in part by any act or omission of the Lessee, its officers, employees, contractors, agents or invitees; or

                           (iii) by any failure of Lessee to abide by or perform
                  any other term, covenant or condition of this Lease.

                  (O) ASSIGNMENT AND SUBLETTING.

                           (i) Lessee covenants not to assign this Lease, sublet
                  all or any part of the Premises or allow a change in the ownership of the leasehold interest without the prior written consent of the Lessors, which consent shall not be unreasonably withheld. An assignment for the benefit of creditors of Lessee or by operation of law, or by the order or action of any governmental agency, shall not be effective to transfer or assign the Lessee's interest without and unless the Lessors first consent in writing. If a sublease or assignment is made as provided in this Section, Lessee shall pay Lessors a charge of Five Hundred Dollars ($500) to reimburse Lessors for all of the necessary legal and accounting services required.

                           (ii) Any assignment or subletting by Lessee shall not
                  result in Lessee being released or discharged from any liability under this Lease. As a condition to Lessors' prior written consent as provided for in this Section, the assignee(s) or subtenant(s) shall agree in writing to comply with and be bound by all of the terms of this Lease.

                           (iii) Lessors consent to any assignment, encumbrance,
                  subletting, occupation, lien or other transfer shall not release Lessee from any of Lessee's obligations under this Lease or be deemed to be a consent to any subsequent occurrence. Any assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Section shall be void.

                           (iv) Any assignment or sublease shall recite that it
                  is and shall be subject and subordinate to the provisions of this Lease, and the termination or cancellation of this Lease shall constitute a termination and cancellation of every assignment or sublease.

                           (v) Notwithstanding anything to the contrary, Lessors
                  acknowledge that Lessee intends to assign this Lease to its subsidiary, a federally chartered national bank, upon the completion of such subsidiary's formation.

                  (P) LATE CHARGES. If payment due to Lessors from Lessee is not received by Lessors within ten (10) days after the due date, a "late charge" of $25.00 may be charged by Lessors to Lessee, as Rent. The purpose of this additional payment is to defray the expense incident to the handling of such delinquent payments, and the fee shall be payable by Lessee to Lessors upon demand.

                  (Q) PAYMENT BY CHECK. Payment by check shall always be subject to timely collection of the funds represented by the check. If any check tendered by or on behalf of Lessee in payment of any sum due under this Lease is dishonored and returned to Lessors for any reason, Lessee shall be charged the sum of Twenty-five Dollars ($25.00) for each such check, which shall be payable as Rent, to defray the expense of handling, processing and bookkeeping. Tenant shall promptly replace any dishonored check with a check which is the direct obligation of a bank or savings and loan institution (certified check, cashier's check, official check or money order). The amount of the replacement check shall be in the aggregate amount of the payment tendered, plus the late charges provided in this Lease, plus the One Hundred Dollar ($100.00) charge required by this Section.

                  (R) MORTGAGE SUBORDINATION.

                  (i) Lessors shall have the right to demand and obtain from Lessee a subordination of Lessee's lien arising by virtue of this lease, thereby subordinating Lessee's lien in favor of a mortgage arising from a mortgage loan, or in favor of any mortgage lien of any refinancing or replacing mortgage loan that may become necessary or desirable to Lessors from time to time in the future, and Lessee upon demand by Lessors for same, agrees to execute at any and all times such instruments that may be required by any lending institution or prospective mortgagee in order to effectuate such subordination of Lessee's lien, provided that such documents or agreements are reasonably acceptable to Lessee and Lessee's legal counsel.

                  (ii) It is a condition, however, of the subordination of lien provisions herein provided, that Lessors shall procure from any such mortgagee an agreement, in writing, which shall be delivered to Lessee, providing in substance that so long as Lessee shall faithfully discharge the obligations on its part to be kept and performed under the terms of this lease, Lessee's tenancy will not be disturbed and this lease will not be affected by any default under such mortgage.

                  (S) CONSTRUCTION PLANS. Lessee shall be responsible for providing Lessors with all necessary information with respect to Lessee's specifications for and requirements to be included within the Improvements such that Lessors shall then be able to obtain the preparation of necessary plans and specifications for the construction of the Improvements on the Premises pursuant to this lease and shall cause them to comply with all applicable laws and building regulations. As noted above, upon completion of the Plans, Lessors and Lessee shall review and approve of the same and shall evidence such approval by initialing the same.

     12. COVENANTS OF LESSORS. Lessors hereby covenant with Lessee that during the term of this Lease (and, where applicable, for such further period as may be required):

                  (A) QUIET ENJOYMENT. If Lessee pays the Rent when due, and keeps and performs the covenants of this Lease on the part of Lessee, Lessee shall peaceably and quietly hold, occupy, and enjoy the Premises, during the term of this Lease and any extension thereof, without any hindrance or molestation by Lessors or any person or persons lawfully claiming under Lessors.

                  (B) WARRANTIES AS TO TITLE AND FITNESS FOR USE. Prior to accepting Rent, Lessors warrant that:

                           (i) it shall be the true and lawful owner of the
                  Premises; and

                           (ii) it has good, right and full power to lease the
                  same in the manner aforesaid.

         Except for the foregoing, this Lease is made without warranty of any kind, express or implied, as to the fitness of the Premises, for any particular use or purpose, and by executing this Lease, Lessee shall be deemed to have:

                           (i) accepted the Premises;

                           (ii) acknowledged that the same are in the condition
                  called for hereunder; and

                           (iii) agreed that the obligations of Lessors imposed
                  hereunder have been fully performed.

                  (C) INDEMNITY BY LESSORS. Lessors shall indemnify, hold harmless and defend Lessee from and against any and all claims, actions, damages, liability and expense

         (including, but not limited to, fees of attorneys and other professional fees) in connection with:

                           (i) any loss of life, personal injury and/or damage
                  to property arising from or out of the occupancy or use by Lessors of the Premises or any part thereof, occasioned wholly or in part by any act or omission of the Lessors, their officers, employees, contractors, agents or invitees; or

                           (ii) by any failure of Lessors to abide by or perform
                  any other term, covenant or condition of this Lease.

         13. MUTUAL COVENANTS OF LESSORS AND LESSEE. Both Lessors and Lessee mutually covenant and agree:

                  (A) PARTIAL DESTRUCTION. If, during the lease term and any extensions thereto, the building or its appurtenances on the Premises are damaged or destroyed by fire, or by any other cause, Lessors shall repair and/or rebuild the damaged property. Repair or reconstruction shall be in conformance with plans and designs as existed immediately before the damage or destruction occurred, subject to changes as may be reasonably attributable to governmental restriction or inability to obtain like materials or labor, or other causes (other than financial), beyond the control of Lessee. All proceeds of insurance carried on the improvements pursuant to Section 11(m) of this Lease, payable as a result of any damage or destruction, shall be payable jointly to Lessors and Lessee and used only for the purpose of such repair or rebuilding. Lessors shall restore, repair and/or rebuild the Premises including Lessee's leasehold improvements, to the condition existing prior to the damage or destruction. Lessee's obligation to pay Rent hereunder shall not abate.

                  (B) COMPLETE DESTRUCTION. If, during the lease term and any extension thereto, the building on the Premises is completely destroyed by fire or by any other cause, this Lease shall not terminate and the Rent shall not be abated unless Lessors have received the insurance funds on the Premises pursuant to Section 11(m) above and Lessee is unable to recommence its operations within 90 days of the casualty or such destruction occurs within 18 months of the end of the term, as extended, in which event, Lessee may terminate the Lease by written notice to Lessors. If Lessee exercises Lessee's right to terminate the Lease, Lessors shall refund all Rent paid after the casualty and any insurance proceeds belonging to Lessee paid to Lessors. Repair or reconstruction shall be in conformance with the plans and designs as existed immediately before the damage or destruction occurred, subject to any changes as may be reasonably attributable to governmental restriction, inability to obtain like materials or labor or other like causes. If operations are not expected to recommence within 90 days of the date of casualty and Lessee elects not to terminate the Lease, Lessee's Rental obligation shall abate six months from the date of casualty to recommencement of operations.

         (C) DEMAND FOR RENT AND LESSORS' REMEDIES ON LESSEE'S BREACH.

                  (i) The occurrence of any one or more of the following shall constitute an event of default under this Lease:

                           1. The filing of a petition by or against Lessee for
                  adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver trustee of Lessee's property; any receivership proceedings under any provisions of federal law; any assignment by Lessee for the benefit of creditors; or the taking possession of the property of Lessee by any governmental office or agency pursuant to the statutory authority for the receivership, dissolution, or liquidation of Lessee; or any other action by any governmental agency or department which has the effect of divesting Lessee of its interest or control over the Premises.

                           2. Failure of Lessee to pay within ten (10) days
                  after written demand any installment of the Rent or other Rental charge required to be paid by Lessee;

                           3. Failure of Lessee to pay within ten (10) days
                  after written notice and demand any other charges payable to or on behalf of Lessors under this Lease;

                           4. Lessee's failure to perform or abide by any other
                  term, covenant, or condition of this Lease within ten (10) days after written notice and demand, unless the failure absolutely requires more than ten (10) days to cure. In that event, Lessee's failure to proceed expeditiously, continuously, and diligently to cure fully and completely the failure shall constitute an event of default.

                           5. The Lessee shall abandon or vacate said Premises
                  for more than 30 consecutive days due to any reason except partial or total destruction of the Premises.

                  (ii) If an event of default as provided in subsection (i) immediately above occurs, then the Lessors, in addition to all rights and remedies granted under the laws of the State of Ohio, shall have the following rights:

                           1. To re-enter and remove all persons and property
                  from the Premises, and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account and sole risk of Lessee, all without service of notice or resort to legal process and without Lessors or their agents being deemed guilty of trespass, or becoming liable for any loss or damage which may be caused by the removal, Lessee absolutely waiving all claims for direct or indirect related damages;

                           2. To terminate the Lease and re-let the Premises for
                  the account of the Lessors or, within the sole discretion of Lessors, to retake possession of the

                  Premises without terminating the Lease and to re-let them for the account of Lessee. In the event that Lessors re-let the Premises for the account of Lessee, then Lessors shall have the right to make any alterations and repairs as may be necessary and to re-let the Premises, or any part thereof, at such Rent and for such term and subject to such terms and conditions as Lessors may deem advisable and receive the Rent. Upon each re-letting for the account of Lessee, all Rentals received by Lessors shall be applied, first to the payment of any indebtedness other than Rent under the Lease from Lessee to Lessors; second, to the payment of any loss and expenses of the re-letting, including brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rent and other charges payable to and on behalf of Lessors due and unpaid under the Lease; and the residue, if any, shall be held by Lessors and applied in payment of future Rent and other charges payable on behalf of Lessors as it may become due and payable under the Lease. Lessee agrees to pay to Lessors on demand any deficiency that may arise by reason of re-letting, Notwithstanding any re-letting without termination, Lessors may at any time thereafter elect to terminate this Lease for the previous breach.

                           3. Lessee agrees to pay all costs, including "court
                  costs," and expenses of collection and reasonable attorney's fees on any part of the Rent, sums agreed to be treated as Rent and other charges payable by Lessee that may be collected by an attorney, with or without instituting legal action. If Lessee fails promptly and fully to perform and comply with each and every term, covenant, agreement, undertaking, or condition under this Lease and the matter is turned over to Lessors' attorney(s), Lessee shall pay Lessors' reasonable attorney's fees plus costs, where deemed necessary or appropriate by Lessors, whether suit is instituted or not. Lessee shall not be required to reimburse Lessors for attorneys' fees and related costs in excess of $5,000.

                  (D) APPROPRIATION BY RIGHT OF EMINENT DOMAIN. If the Premises, or substantially all thereof, shall be taken in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate and be utterly void from the time when possession thereof is required for the public use, and such taking shall not operate as or be deemed an eviction of Lessee or a breach of Lessors' covenant of quiet enjoyment; but Lessee shall pay all Rent due and perform and observe all of the covenants hereof, up to the time when possession is required for public use. Provided, however, that if only a part of the Premises be so taken, and if eight months or more of the term of this Lease, then remains unexpired, and if the remaining Premises can be substantially restored within 30 days, this Lease shall not terminate, but Lessors shall, at the sole expense of Lessee, restore the Premises as near as possible to the condition it was in prior to such taking, the Rent payable by Lessee during the period of restoration not being reduced, and after such restoration, if any, the entire Rent herein reserved shall be paid by Lessee as herein provided during the remainder of the term of this Lease.

                  Lessors shall be entitled to retain any proceeds payable in connection with the appropriation of the Premises.

                  If the Premises, or any part thereof, shall be taken in appropriation proceedings or by any right of eminent domain, Lessee shall not share any award relating to the taking of any portion of the fee and Lessee's award, if any, shall be limited to an award arising out of Lessee's interest in the Lease and any claims against the condemning authority for loss of Lessee's fixtures and equipment (other than leasehold improvements made by Lessee to the Premises).

                  Lessors and Lessee agree that, in any proceedings incident to recovery of damages resulting from any taking or condemnation, they will, at the request of the other, join and cooperate in the prosecution of their several respective claims for damages resulting from such taking or condemnation.

                  (E) RISK OF LOSS AND WAIVER OF LIABILITY. All personal property located in or upon the Premises (including, but not limited to, additions and improvements made by Lessee to the interior of the Premises, and Lessee's inventory, stock in trade, equipment, and fixtures) shall be at the sole risk of Lessee.

                  Neither Lessee nor any assignee or subrogee of Lessee shall have any claim or action, either at law or in equity, over and against Lessors or their agents or employees for any loss, cost or damage to the Premises caused by or resulting from fire, the elements, or any other cause, of whatsoever origin. Lessors likewise agree that no claims shall be made and that no suit or action, either at law or in equity, shall be brought by Lessors or by any person, firm or corporation claiming by, through, or under Lessors, against Lessee, its successors and assigns, for any loss, cost or damage to the Premises (or to any other buildings or appurtenances which are or may be located upon the Premises) caused by or resulting from fire, the elements, or any other cause, of whatsoever origin.

                  (F) OWNERSHIP OF IMPROVEMENTS. All equipment and business fixtures installed in or made by Lessee to the Premises shall remain the personal property of Lessee, any law to the contrary notwithstanding; provided, however, that Lessors shall become the owners of all leasehold improvements and business fixtures without the necessity of payment of any kind from Lessors to Lessee upon:

                           (i) the Termination Date; or

                           (ii) any default by Lessee in the performance of any
                  term, covenant or condition of this Lease as provided in
                  Section 13(c); or

                           (iii) any governmental condemnation of the Premises.

                  (G) EFFECT OF LESSORS' WAIVER. Lessors' waiver of a breach of any covenant or condition of this Lease is not a waiver or a breach of others, or of any subsequent breach of any one so waived. Lessors' acceptance of Rent installments after breach is not a waiver of any breach. Any failure of Lessors to enforce rights or seek remedies upon any default of Lessee with respect to the obligations of this Lease, or any of them, shall not prejudice or affect the rights or remedies of Lessors in the event of any subsequent default of Lessee.

         14. SIGNAGE. Any signage on the exterior of the building on the Premises shall be in accordance with the plans and specifications approved by Lessors as set forth in Section 3.

         15. NOTICES. All notices and other communications provided for under this Lease shall be in writing and will be deemed to have been duly given only if delivered personally or mailed certified return receipt requested to the parties at the following addresses:

if to the Lessors:

             Jack K. Gant
             Heidi M. Gant
             246 West Liberty Street
             Wooster, OH 44691

if to the Lessee:

             Ohio Legacy Corp.
             305 West Liberty Street
             Wooster, OH 44691
             Attention: L. Dwight Douce

All such notices and other communications will: (i) if delivered personally to the addresses provided in this Section, be deemed given upon delivery; and (ii) if delivered by mail in the manner described above to the address provided in this Section, be deemed given within three days following the mailing thereof. Any party from time to time may change its address by giving notice specifying such change to the other party hereto.

         16. MISCELLANEOUS.

                  (A) LEASE APPLICABLE TO SUCCESSORS AND ASSIGNS. This Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, legal representatives and assigns of Lessors, and the successors and assigns of Lessee; provided, however, that no assignment or sublease by, from, through or under this Lease in violation of any covenant, provision, term or condition hereof shall vest in the assigns or sublessee any right, title or interest whatever.

                  (B) RECORDING. If either party shall desire to record this Lease, the parties will execute and record a short Memorandum of Lease.

                  (C) HEADINGS. The section headings are inserted only as a matter of convenience and reference and in no way define, limit, or describe the scope and intent of this Lease nor in any manner affect this Lease.

         (D) GOVERNING LAW. This Lease shall be governed in accordance with Ohio law.

         (E) SECTION 1031 EXCHANGE. Lessee acknowledges that Lessors are acquiring the Premises and constructing the Improvements as part of a tax-free exchange. Lessee shall fully cooperate with Lessors to assure that such exchange complies with applicable Internal Revenue Service's regulations.

         (F) PREVIOUS USE OF PREMISES. The parties acknowledge that the Premises had previously been a site of a gas station.

         (G) CONDITION SUBSEQUENT TO LESSER'S PERFORMANCE. Lessors obligations under this Lease are expressly conditioned upon Lessors' acquisition of the Premises. In the event Lessors do not acquire the Premises on or before December 31, 1999, all amounts paid under Section 1 shall be returned to Lessee by Lessors and Lessors shall have no further liability hereunder.

         IN WITNESS WHEREOF, the parties hereto have signed this Lease Agreement the day and year first above written.

                                             LESSORS:
/s/ Robert C. Berry                          /s/ Jack K. Gant
---------------------------                  ----------------------------------
                                             Jack K. Gant
/s/ Brenda K. Blackburn
---------------------------

/s/ Robert C. Berry                          /s/ Heidi M. Gant
---------------------------                  ----------------------------------
                                             Heidi M. Gant
/s/ Brenda K. Blackburn
---------------------------

                                             LESSEE:

                                             OHIO LEGACY CORP.

/s/  illegible                               By: /s/ L. Dwight Douce
---------------------------                  ----------------------------------
                                                L. Dwight Douce, President

/s/ Julie Reese
---------------------------

STATE OF OHIO       )
                    )  ss:
COUNTY OF WAYNE     )

                    Before me, a Notary Public in and for said State, personally appeared the above named Jack K. Gant and Heidi M. Gant, husband and wife, who acknowledged that they did sign the foregoing instrument and that the same is their free act and deed.

                    In Testimony Whereof, I have hereunto set my hand and official seal at Wooster, Ohio, this 20th day of August, 1999.

                                  /s/ Brenda K. Blackburn
                                  --------------------------
                                  Notary Public

                                        Brenda K. Blackburn
                                    Notary Public, State Of Ohio
                                  My Commission Expires Dec. 14, 2000

STATE OF OHIO       )
                    )  ss:
COUNTY OF WAYNE     )

                    Before me, a Notary Public in and for said State, personally appeared the above named Ohio Legacy Corp., an Ohio corporation, by L. Dwight Douce, its President, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation, and the free act and deed of him personally and as such officer.

                    In Testimony Whereof, I have hereunto set my hand and official seal at Wooster, Ohio, this 24th day of August, 1999.




                                 /s/ Julie Reese
                                  --------------------------
                                 Notary Public

This Instrument Prepared By:
     Robert C. Berry                                  Julie Reese
     Attorney at Law                        Notary Public, State Of Ohio
     Wooster, Ohio                        My Commission Expires Oct. 4, 1999